SCHEDULE A

Amended as of August 24, 2018

to the Expense Limitation Agreement Effective March 1, 2010

as Amended February 13, 2013, by and Between LSV Asset Management and The Advisors’ Inner Circle Fund

MAXIMUM ANNUAL OPERATING EXPENSE LIMITS

This Agreement relates to the following Funds of the Trust:

Name of Fund	Maximum Annual Operating Expense Limit		Initial Term End Date
LSV Conservative Value Equity Fund	Institutional Class	0.35%	February 29, 2016
	Investor Class	0.60%	February 29, 2016
LSV Small Cap Value Fund	Institutional Class	0.85%	February 29, 2016
	Investor Class	1.10%	February 29, 2016
LSV U.S. Managed Volatility Fund	Institutional Class	0.55%	February 29, 2016
	Investor Class	0.80%	February 29, 2016
LSV Global Managed Volatility Fund	Institutional Class	0.75%	February 29, 2016
	Investor Class	1.00%	February 29, 2016
LSV Global Value Fund	Institutional Class	0.90%	February 29, 2016
	Investor Class	1.15%	February 29, 2016
LSV Emerging Markets Equity Fund	Institutional Class	1.20%	February 28, 2020
	Investor Class	1.45%	February 28, 2020

Acknowledged and Accepted by:

THE ADVISORS’ INNER CIRCLE FUND

By:	/s/ Dianne Descoteaux
Name:	Dianne Descoteaux
Title:	VP & Secretary

LSV ASSET MANAGEMENT

By:	/s/ Kevin Phelan
Name:	Kevin Phelan
Title:	COO

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